EXHIBIT 99.1


[LOGO]    CAPRIUS, INC.
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          One Parker Plaza, Fort Lee, NJ  07024
          (201) 592-8838    Fax: (201) 592-9430



FOR IMMEDIATE RELEASE
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COMPANY CONTACT:   Beverly Tkaczenko @ (201) 592-8838
                   Email:  beverlyt@caprius.com



                     CAPRIUS, INC. SECURES INITIAL FINANCING


FORT LEE, NJ, APRIL 30, 2004 - Caprius, Inc. (OTCBB: CAPR.OB) announced today that it had completed the initial closing for $1.075 million as part of a financing for the Company in the form of 8% Senior Secured Convertible Promissory Notes.

The Company expects to close on the balance of the total $1.5 million raise within thirty days. The Company will utilize the funds for the expansion of the medical infectious waste disposal business through its subsidiary, MCM Environmental Technologies, Inc., and for working capital.

The financing was arranged through Sands Brothers International Ltd. ("Sands") who has been retained by the Company to act as selected dealer for the sale and issuance of the Notes. Sands will receive payment in the form of cash and warrants based upon the funds raised.

SAFE HARBOR STATEMENT:
The statements made in this press release that are not historical fact are "forward-looking statements" which are based upon current expectations that include a number of risks and uncertainties. Additional factors that could potentially affect the Company's financial results may be found on the Company's filings with the Securities and Exchange Commission (www.sec.gov).


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